                                                                   EXHIBIT 99.1


REPORT OF INDEPENDENT ACCOUNTANTS



PricewaterhouseCoopers LLP



To the Board of Directors and
Shareholders of National City Bancshares, Inc.

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and cash flows present fairly in all material respects the financial position of National City Bancshares, Inc. and its subsidiaries (the Company) at December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Lexington, Kentucky
September 25, 1998



                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
National City Bancshares, Inc.
Evansville, Indiana


We have audited the accompanying consolidated statements of income, shareholders' equity, and cash flows for National City Bancshares, Inc. and subsidiaries for the year ended December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Illinois One Bancorp, Inc., consolidated subsidiary, as of and for the year then ended December 31, 1995, which statements reflect total revenue constituting 6% of the related consolidated total. Those statements were audited by other auditors whose report has been furnished to us, and our opinion for 1995, insofar as it relates to the amounts included for Illinois One Bancorp, Inc., is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows of National City Bancshares, Inc. and subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


Champaign, Illinois
February 5, 1998, except for the
  paragraph entitled Restatement
  in Note 1 as to which the date
  is September 25, 1998

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


                                                                                        DECEMBER 31
                                                                                     1997          1996
----------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                       $   39,486     $   43,965
Time deposits in banks                                                               2,485          2,983
Federal funds sold                                                                  11,047          2,668
Securities held to maturity (fair value: $166,745 in 1996)                               -        164,603
Securities available for sale                                                      290,535        135,534
Nonmarketable equity securities                                                     11,710          5,825
Loans - net of allowance for loan losses of $8,511 in 1997 and $7,626 in 1996      956,752        840,457
Premises and equipment                                                              32,450         25,202
Intangible assets                                                                   20,752          9,118
Other assets                                                                        21,112         20,935
----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                    $1,386,329     $1,251,290
----------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits:
  Noninterest-bearing demand                                                    $  138,671     $  135,222
  Interest-bearing:
    Savings, daily interest checking, and money market accounts                    341,573        321,347
    Time deposits of $100,000 or more                                              136,629        135,264
    Other time                                                                     423,561        389,674
----------------------------------------------------------------------------------------------------------
     Total deposits                                                              1,040,434        981,507
Short-term borrowings                                                               76,917         67,615
Other borrowings                                                                    96,201         51,960
Dividends payable                                                                    1,931          1,698
Deferred income taxes                                                                4,517          1,251
Other liabilities                                                                    9,654          8,750
----------------------------------------------------------------------------------------------------------
  Total liabilities                                                              1,229,654      1,112,781
----------------------------------------------------------------------------------------------------------
COMMITMENTS, CONTINGENCIES, AND CREDIT RISK

SHAREHOLDERS' EQUITY
Common Stock - $1.00 stated value:

                             1997         1996
                          ----------   ----------
  Shares authorized       20,000,000   20,000,000
  Shares outstanding      11,299,984   10,803,163                                   11,300       10,803
Capital surplus                                                                     80,715       58,621
Retained earnings                                                                   60,997       69,054
Unrealized gain on securities available for sale                                     3,663           31
----------------------------------------------------------------------------------------------------------
  Total shareholders' equity                                                         156,675      138,509
----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $1,386,329    1,251,290
----------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF INCOME


(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)                                YEAR ENDED DECEMBER 31
                                                                                   1997     1996        1995
------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans:
   Taxable                                                                      $ 81,666   $73,374   $64,818
   Tax-exempt                                                                        924       695       693
Interest and dividends on securities:
   Taxable                                                                         9,659    12,127    13,640
   Tax-exempt                                                                      8,710     5,370     3,388
Interest on federal funds sold                                                       500       433       931
Interest on other investments                                                        214       278       600
------------------------------------------------------------------------------------------------------------
   Total interest income                                                         101,673    92,277    84,070
------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                              38,621    35,381    34,348
Interest on short-term borrowings                                                  3,165     2,277     1,218
Interest on other borrowings                                                       4,464     2,784       902
------------------------------------------------------------------------------------------------------------
   Total interest expense                                                         46,250    40,442    36,468
------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                               55,423    51,835    47,602
Provision for loan losses                                                          2,071     2,852       275
------------------------------------------------------------------------------------------------------------
   Net interest income after provision for loan losses                            53,352    48,983    47,327
------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Trust income                                                                       1,927     1,748     1,503
Service charges on deposit accounts                                                4,308     3,958     3,246
Other service charges and fees                                                     2,631     2,358     1,814
Securities gains                                                                     795        57        20
Other                                                                                872       902       922
------------------------------------------------------------------------------------------------------------
   Total noninterest income                                                       10,533     9,023     7,505
------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries, wages, and other employee benefits                                      20,563    17,728    17,524
Occupancy expense                                                                  2,473     2,354     2,381
Furniture and equipment expense                                                    2,497     2,345     2,082
Assessments of the Federal Deposit Insurance Corporation                             250       867     1,329
Other                                                                             10,961     8,805     7,881
------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                                      36,744    32,099    31,197
------------------------------------------------------------------------------------------------------------
   Income before income taxes                                                     27,141    25,907    23,635
   Income taxes                                                                    7,839     8,312     8,161
------------------------------------------------------------------------------------------------------------
NET INCOME                                                                      $ 19,302   $17,595   $15,474
------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE - BASIC                                                      $   1.72   $  1.54   $  1.33
EARNINGS PER SHARE - DILUTED                                                    $   1.69   $  1.54   $  1.33
------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF CASH FLOWS


(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)                                  YEAR ENDED DECEMBER 31
                                                                                    1997        1996         1995
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                         $19,302     $17,595     $15,474
Adjustments to reconcile net income to net cash provided by operating activities:
  Amortization                                                                         732         560       1,311
  Depreciation                                                                       2,295       2,125       2,057
  Provision for loan losses                                                          2,071       2,852         275
  Write-down of other real estate owned                                                 99          61          69
  Securities (gains) losses                                                           (795)        (57)        (20)
  Originations of loans held for sale                                              (31,691)    (26,346)    (15,489)
  Proceeds from sales of loans held for sale                                        32,139      26,580      15,604
  Gain on sale of loans held for sale                                                 (448)       (234)       (115)
  (Gain) loss on sale of premises and equipment                                         20         (21)        (15)
  Loss on sale of other real estate owned                                               --          31          39
  Gain on sale of subsidiary                                                            --          --        (206)
  Increase in deferred taxes                                                           994         479          82
Changes in assets and liabilities:
  (Increase) decrease in other assets                                                   25      (2,010)       (686)
  Increase (decrease) in other liabilities                                             149        (651)      1,648
------------------------------------------------------------------------------------------------------------------
  Net cash flows provided by operating activities                                   24,892      20,964      20,028
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Net decrease in interest-bearing deposits in banks                                    1,892      5,625       7,882
Proceeds from maturities of securities held to maturity                               6,990     15,097      27,160
Proceeds from maturities of securities available for sale                            68,444     65,543      48,276
Proceeds from sales of securities held to maturity                                    3,509         --          --
Proceeds from sales of securities available for sale                                 22,806     10,779         520
Proceeds from sales of nonmarketable equity securities                                  804         --          --
Purchases of securities held to maturity                                            (26,321)   (61,180)    (34,585)
Purchases of securities available for sale                                          (43,632)   (26,684)    (19,506)
Purchases of nonmarketable equity securities                                         (5,910)    (1,162)     (1,661)
(Increase) decrease in federal funds sold                                            (5,279)     7,487        (420)
Increase in loans made to customers                                                 (59,553)   (49,847)    (84,305)
Capital expenditures                                                                (10,564)    (8,662)     (4,012)
Proceeds from sale of premises and equipment                                          2,024         26          63
Proceeds from sale of other real estate owned                                           338        260         577
Purchase of subsidiaries, net of cash and due from banks acquired                    (5,191)   (10,808)       (309)
Cash transferred to buyer in sale of subsidiary                                          --         --     (10,370)
------------------------------------------------------------------------------------------------------------------
   Net cash flows used in investing activities                                      (49,643)   (53,526)    (70,690)
------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits                                                  (8,459)     7,188       6,573
Net proceeds on short-term borrowings                                                 9,352     11,254      26,895
Proceeds from other borrowings                                                      164,733     31,184      17,434
Payments on other borrowings                                                       (124,870)    (2,041)       (509)
Dividends paid                                                                       (6,556)    (5,619)     (3,969)
Repurchase of common stock                                                          (16,198)   (12,890)       (863)
Sale of common stock                                                                  1,705      1,653       1,036
Proceeds from exercise of stock options                                                 565        213          --
------------------------------------------------------------------------------------------------------------------
   Net cash flows provided by financing activities                                   20,272     30,942      46,597
------------------------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                            (4,479)    (1,620)     (4,065)
Cash and cash equivalents at beginning of year                                       43,965     45,585      49,650
------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                            $39,486    $43,965     $45,585
------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS ARE CONTINUED ON THE FOLLOWING PAGE.

                                                                                      YEAR ENDED DECEMBER 31
                                                                                     1997       1996         1995
-----------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:                                                     $ 46,292    $39,949     $32,330
   Interest                                                                           7,159      8,549       6,783
   Income taxes


SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS
Change in allowance for unrealized gain (loss) on securities available for sale                $  (765)    $ 5,727
Change in deferred taxes attributable to securities available for sale             $  5,952        306      (2,291)
Transfer of securities held to maturity to available for sale                        (2,320)        --      34,987
Other real estate acquired in settlement of loans                                   180,696         35         377
Transfer from other real estate owned to other assets                                   425         --           7
Transfer from premises and equipment to other real estate owned                          --         --          41

Purchase of subsidiaries:
   Purchase price                                                                  $  6,797    $12,038     $    896
--------------------------------------------------------------------------------------------------------------------
Assets acquired:
   Cash and cash equivalents                                                       $  1,606    $ 1,230     $    587
   Interest-bearing deposits in banks                                                 1,394      1,488          399
   Securities                                                                        16,066     22,187        3,753
   Federal funds sold                                                                 3,100        100        1,975
   Loans                                                                             59,300     24,214       11,069
   Premises and equipment                                                               930        364          355
   Deferred taxes                                                                        81         --           --
   Other assets                                                                      12,801      6,331        2,108
Liabilities assumed:
   Deposits                                                                         (67,411)    (43,279)     (16,742)
   Short-term borrowings                                                               (200)         --          --
   Other borrowings                                                                  (4,127)         --          --
   Deferred taxes payable                                                                --          --          (25)
   Other liabilities                                                                   (794)      (597)        (141)
   Common stock issued                                                              (15,949)        --       (2,442)
--------------------------------------------------------------------------------------------------------------------
                                                                                   $  6,797    $12,038     $    896
--------------------------------------------------------------------------------------------------------------------
Sale of branch:
   Cash paid                                                                                --         --  $ 10,244
--------------------------------------------------------------------------------------------------------------------
Assets disposed:
   Cash                                                                                     --         --  $   (126)
   Loans                                                                                    --         --       (25)
   Premises and equipment                                                                   --         --       (33)
   Other assets                                                                             --         --      (265)
Liabilities assumed by buyer:
   Deposits                                                                                 --         --    10,856
   Other liabilities                                                                        --         --        43
   Gain on sale of branch                                                                   --         --      (206)
--------------------------------------------------------------------------------------------------------------------
                                                                                         --         --       10,244
--------------------------------------------------------------------------------------------------------------------



SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)

For the Years Ended                                                                             Unrealized
December 31, 1997, 1996, and 1995                                                               Gain (Loss)
                                                                                                on Securities
                                                      Common     Common     Capital   Retained  Available
                                                      Shares     Stock      Surplus   Earnings  For Sale
-------------------------------------------------------------------------------------------------------------
Balances at December 31, 1994,
   as previously reported                             8,781,264  $ 8,781    $42,815    $55,633   $(2,594)
Adjusted for pooling of interests                     1,367,731    1,368      2,164     13,524      (352)
-------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994                         10,148,995   10,149     44,979     69,157    (2,946)
-------------------------------------------------------------------------------------------------------------
Net income                                                   --       --         --     15,474        --
Cash dividends declared ($0.37 per share)                    --       --         --     (4,339)       --
Repurchase of outstanding shares                        (39,000)     (39)      (824)        --        --
Shares issued in Dividend
   Reinvestment Program                                  37,684       37        766         --        --
Change in unrealized gain (loss) on securities               --       --         --         --     3,436
Issuance of common stock related to
   acquisition of subsidiary                            111,018      111      2,331         --        --
Payment for fractional shares for merger                     --       --         (9)        --        --
Stock dividend                                          447,722      448      9,514     (9,962)       --
Payment for fractional shares for stock dividend         (1,052)      (1)       (24)        --        --
Issuance of stock under United Financial
   Bancorp, Inc. Stock Option Plan                       56,760       57        210         --        --
Amortization of stock award program                          --       --         14         --        --
-------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                         10,762,127   10,762     56,957     70,330       490
-------------------------------------------------------------------------------------------------------------
Net income                                                   --       --         --     17,595        --
Cash dividends declared ($0.57 per share)                    --       --         --     (6,142)       --
Repurchase of outstanding shares                       (480,207)    (480)   (12,410)        --        --
Shares issued in Dividend
   Reinvestment Program                                  60,404       60      1,606         --        --
Change in unrealized gain (loss) on securities               --       --         --         --      (459)
Stock dividend                                          450,656      450     12,279    (12,729)       --
Payment of fractional shares for stock dividend            (450)      --        (13)        --        --
Exercise of stock options                                10,633       11        202         --        --
-------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                         10,803,163   10,803     58,621     69,054        31
-------------------------------------------------------------------------------------------------------------
Net income                                                   --       --         --     19,302        --
Cash dividends declared ($0.60 per share)                    --       --         --     (6,789)       --
Repurchase of outstanding shares                       (426,508)    (427)   (15,768)        --        --
Shares issued in Dividend
   Reinvestment Program                                  47,781       48      1,678         --        --
Change in unrealized gain (loss) on securities               --       --         --         --     3,632
Issuance of common stock related to
   acquisition of subsidiary                            375,000      375     15,574         --        --
Payment for fractional shares for merger                    (84)      --         (3)        --        --
Stock dividend                                          472,866      473     20,097    (20,570)       --
Payment of fractional shares for stock dividend            (458)      --        (21)        --        --
Exercise of stock options                                28,224       28        537         --        --
-------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                         11,299,984  $11,300    $80,715    $60,997   $ 3,663
-------------------------------------------------------------------------------------------------------------
SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

National City Bancshares, Inc. (Corporation) is a bank holding company whose subsidiaries provide a full range of banking services to individual and corporate customers through its wholly-owned bank subsidiaries located in Southwestern Indiana, Southeastern Illinois, and Kentucky. The subsidiary banks are subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Corporation and its subsidiaries are subject to the regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

The consolidated financial statements of the Corporation have been prepared in conformity with generally accepted accounting principles and conform to predominate practice within the banking industry.

Following is a description of the more significant of these policies.

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries: The National City Bank of Evansville, The Peoples National Bank of Grayville, First Kentucky Bank, Lincolnland Bank, The Bank of Mitchell, Pike County Bank, White County Bank, Alliance Bank, The First National Bank of Wayne City, First Federal Savings Bank of Leitchfield, First National Bank of Bridgeport, First Bank of Huntingburg, NCBE Leasing Corp., Twenty-One Southeast Third Corporation, and Illinois One Bank. All significant intercompany transactions and balances have been eliminated.

As further described below, the Corporation acquired Illinois One Bancorp, Inc. (Illinois One) on May 29, 1998, in a transaction accounted for as a pooling of interests. The consolidated financial statements present the combined operations of the Corporation and Illinois One.

The Corporation and its subsidiaries utilize the accrual basis of accounting for major items.

In preparing the consolidated financial statements, management is required to make estimates and assumptions which significantly affect the amounts reported in the consolidated financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and valuation of real estate and other properties acquired in connection with foreclosures or in satisfaction of amounts due from borrowers on loans. Actual results could differ from those estimates.

The consolidated financial statements give retroactive effect to the Illinois One transaction and, as a result, the consolidated statements of financial position, income, and cash flows are presented as if the combining companies had been consolidated for all periods presented. As required by generally accepted accounting principles, the consolidated statements of changes in stockholders' equity reflect the accounts of the Company as if the appropriate amount of common stock issued in the Illinois One acquisition was outstanding effective January 1, 1995, the earliest date reported upon in the consolidated financial statements.

CASH FLOWS

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks, and short-term money market investments. Interest-bearing deposits in banks, regardless of maturity, are considered short-term investments.

TRUST ASSETS

Property held for customers in fiduciary or agency capacities, other than trust cash on deposit at the banks, is not included in the accompanying consolidated financial statements since such items are not assets of the Corporation or its subsidiaries.

SECURITIES

Securities classified as held to maturity are those securities the Corporation has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

Securities classified as available for sale are those debt securities that the Corporation intends to hold for an indefinite period of time, but not necessarily to maturity, and marketable equity securities. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in shareholders' equity, net of the related deferred tax effect.
 Realized gains or losses, determined on the basis of the cost of specific securities sold, are included as a component of net income.

Nonmarketable equity securities are carried at cost as there is no readily determinable fair value.

LOANS

Loans are stated at the principal amount outstanding, less unearned interest income and an allowance for loan losses. Unearned income on installment loans is recognized as income based on the sum-of-the-months digits method which approximates the interest method. Interest income on substantially all other loans is credited to income based on the

(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED principal balances of loans outstanding.

The Corporation's policy is to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Upon discontinuance of interest accrual, unpaid accrued interest is reversed. Interest income on these loans is recognized to the extent interest payments are received and the principal is considered fully collectible. Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collectibility of interest and principal.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level believed adequate by management to provide for known and inherent risks in the loan portfolio.
The allowance is based upon a continuing evaluation of the risk characteristics of the loan portfolios, past loan loss experience, and current economic conditions. The continuing review considers such factors as the financial condition of the borrower, fair market value of the collateral, and other considerations which, in management's opinion, deserve current recognition in estimating loan losses. Loans which are deemed to be uncollectible are charged to the allowance. The provision for loan losses and recoveries are credited to the allowance.

Loans are considered impaired when, based on current information and events, it is probable the Corporation will not be able to collect all amounts due. The portion of the allowance for loan losses applicable to impaired loans has been computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of the collateral for collateral dependent loans. The entire change in present value of expected cash flows of impaired loans or of collateral value is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

PREMISES AND EQUIPMENT

Premises and equipment are carried at cost less accumulated depreciation. Provisions for depreciation are charged to operating expense over the useful lives of the assets, computed principally by the straight-line method.

INTANGIBLE ASSETS

Costs in excess of fair value of net assets acquired consist primarily of goodwill and core deposit intangibles. Goodwill is amortized to expense over varying periods up to 25 years using the straight-line method. Core deposit intangibles are amortized over 7 years using the straight-line method. Amortization for the years ended December 31, 1997, 1996, and 1995, was $974, $452, and $334, respectively. Intangible assets are reviewed for possible impairment when events or changed circumstances may affect the underlying basis of the assets.

INCOME TAXES

The Corporation and its subsidiaries file a consolidated Federal income tax return with each organization computing its taxes on a separate company basis. The provision for income taxes is based on income as reported in the financial statements. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. The deferred tax assets and liabilities are computed based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to an amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSION

The Corporation is recognizing the transition obligation using the straight-line method over the plan participants' average future service period of twenty years. Management does not expect this obligation to increase.

REPORTING COMPREHENSIVE INCOME

Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (FAS 130), was issued in June 1997 by the Financial Accounting Standards Board. The standard establishes reporting of comprehensive income for general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period and all other events and circumstances from nonowner sources. The Standard is effective for financial statement periods beginning after December 15, 1997. The Corporation does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131), was issued in June 1997 by the Financial Accounting Standards Board. The standard requires the Corporation to disclose the factors used to identify reportable segments including the basis of organization, differences in products and services, geographic areas, and regulatory environments. FAS 131 additionally requires financial results to be reported in the financial statements for each reportable segment. The Standard is effective for financial statement periods beginning after December 15, 1997. The Corporation does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

On June 15, 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." FAS 133 established a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. FAS 133 is effective for fiscal years beginning after June 15, 1999, but earlier application is permitted as of the beginning of any fiscal quarters subsequent to June 15, 1998. Upon the statement's initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of FAS 133. Adoption of FAS 133 is not expected to have a material financial statement impact on the Corporation.

RECLASSIFICATIONS

Certain reclassifications have been made to the balances as of and for the years ended December 31, 1996 and 1995, to be consistent with classifications adopted for 1997.

NOTE 2.    BUSINESS COMBINATIONS

On March 1, 1997, the Corporation acquired First Federal Savings Bank of Leitchfield, a $43,000 savings bank located in Leitchfield, Kentucky. This acquisition was accounted for as a purchase, and results of operations of First Federal Savings Bank of Leitchfield since the acquisition have been included in the financial statements. The excess of the acquisition cost over the fair value of net assets acquired in the amount of $2,807 will be amortized over 25 years using the straight-line method.

On August 1, 1997, the Corporation acquired Bridgeport Bancorp, Inc., the parent company of First National Bank of Bridgeport, with total assets of $39,382 located in Bridgeport, Illinois. This acquisition was accounted for as a purchase, and the results of operations since the acquisition have been included in the financial statements. The excess of the acquisition cost over fair value of net assets acquired in the amount of $9,377 will be amortized over 25 years using the straight-line method.

The table below presents pro forma combined results of operations for the Corporation, First Federal Savings Bank of Leitchfield, and First National Bank of Bridgeport, for the years ended December 31:

                                            1997           1996
---------------------------------------------------------------
Net interest income                     $101,286        $96,019
Net income                                19,468         17,833
Earnings per share - Basic                  1.73           1.56
Earnings per share - Diluted                1.71           1.56

On December 31, 1997, the Corporation issued 794,994 shares of common stock for all of the common stock of First Fourth Bancorp, the parent company of First Bank of Huntingburg, Huntingburg, Indiana, with total assets of $108,077 and total equity of $12,917. The combination was accounted for as a pooling of interests. Accordingly, the Corporation's financial statements have been retroactively restated to include the accounts and operations of First Fourth Bancorp for all periods presented. Certain reclassifications have been made to First Fourth Bancorp's historical financial statements to conform to the Corporation's presentation.

On May 29, 1998, the Corporation issued 572,737 shares of common stock for all of the common stock of Illinois One Bancorp, Inc., the parent company of Illinois One Bank, National Association, Shawneetown, Illinois. As of December 31, 1997, Illinois One Bank had assets of $88,069 and equity of $9,872. The combination was accounted for as a pooling of interests. Accordingly, the Corporations financial statements have been retroactively restated to include the accounts and operations of Illinois One Bank for all periods presented. Certain reclassifications have been made to Illinois One's historical financial statements to conform to the Corporation's presentation.

Assets, loans, deposits, interest income, net interest income, and net income of the Corporation (NCBE), First Fourth Bancorp (FFB), and Illinois One Bancorp (IOB) for the periods prior to the acquisition are shown in the table below. Due to elimination of intercompany transactions, the historical data may not aggregate to the consolidated amounts.

                                                                                           NCBE
                                                    NCBE        FFB        IOB      Consolidated
------------------------------------------------------------------------------------------------
DECEMBER 31, 1997:
 LOANS, NET OF UNEARNED
  INCOME                                      $  832,701   $ 83,655   $  48,907       $  965,263
 DEPOSITS                                        870,825     93,485      76,388        1,040,434
 ASSETS                                        1,193,697    108,109      88,069        1,386,329

December 31, 1996:
 Loans, net of
  income                                      $  723,308   $ 77,314   $  47,461       $  848,083
 Deposits                                        825,371     87,995      68,157          981,507
 Assets                                        1,069,086    103,239      79,233        1,251,290

YEAR ENDED DECEMBER 31, 1997:
 INTEREST INCOME                              $  87,253    $  8,392   $   6,045       $  101,673
 INTEREST EXPENSE                                39,977       3,673       2,617           46,250
 NET INTEREST INCOME                             47,276       4,719       3,428           55,423
 PROVISION FOR LOAN LOSSES                        1,711         180         180            2,071
 NET INCOME                                      17,119       1,232         951           19,302
 EARNINGS PER SHARE-BASIC                          1.73        1.55        1.66             1.72
 EARNINGS PER SHARE-DILUTED                        1.71        1.55        1.66             1.69

Year ended December 31, 1996:
 Interest income                              $  78,640    $  7,909   $   5,728       $   92,277
 Interest expense                                24,499       3,444       2,499           40,442
 Net interest income                             44,141       4,465       3,229           51,835
 Provision for loan losses                        2,491         213         148            2,852
 Net income                                      15,246       1,250       1,099           17,595
 Earnings per share-Basic                          1.59        1.57        1.92             1.54
 Earnings per share-Diluted                        1.59        1.57        1.92             1.54

Year ended December 31, 1995:
 Interest income                              $  71,215    $  7,629   $   5,226       $   84,070
 Interest expense                                31,048       3,363       2,057           36,468
 Net interest income                             40,167       4,266       3,169           47,602
 Provision for loan losses                          294         105        (124)             275
 Net income                                      13,115       1,284       1,075           15,474
 Earnings per share-Basic                          1.34        1.62        1.88             1.33
 Earnings per share-Diluted                        1.34        1.62        1.88             1.33

NOTE 3.    EARNINGS PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

Basic earnings per share is computed by dividing net income for the year by the weighted average number of shares outstanding.

Diluted earnings per share is determined by dividing net income for the year by the weighted average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents assume exercise of stock options and use of proceeds to purchase treasury stock at the average market price for the period.

The following provides a reconciliation of basic and diluted earnings per share.


                                            1997         1996           1995
----------------------------------------------------------------------------
Net income                               $19,302      $17,595        $15,474
Weighted average shares outstanding
 Basic                                11,252,185   11,416,032     11,667,853
 Diluted                              11,405,680   11,416,032     11,667,853
Earnings per share - Basic               $  1.72       $ 1.54        $  1.33
 Effect of stock options                   (0.03)           -              -
----------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED               $  1.69       $ 1.54        $  1.33
----------------------------------------------------------------------------
----------------------------------------------------------------------------

NOTE 4.    CASH AND DUE FROM BANKS

Aggregate cash and due from bank balances of $10,401 and $8,677 as of December 31, 1997 and 1996, respectively, were maintained in satisfaction of statutory reserve requirements of the Federal Reserve Bank of St. Louis.

NOTE 5.    SECURITIES

Amortized cost and fair value of debt securities classified as held to maturity are as follows:

                                           As of December 31, 1996
------------------------------------------------------------------------------
                                               Gross       Gross
                              Amortized   Unrealized   Unrealized        Fair
                                   Cost        Gains       Losses        Value
------------------------------------------------------------------------------
U.S. Government and
 agency securities             $ 21,877      $  221         $  -      $ 22,098
Taxable municipals                2,775          56           17         2,814
Tax-exempt municipals           120,805       2,387          751       122,441
Corporate securities             11,161          87           13        11,235
Mortgage-backed securities        7,985         192           20         8,157
------------------------------------------------------------------------------
  Total                        $164,603      $2,943         $801      $166,745
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


NOTE 5. SECURITIES, CONTINUED

Amortized cost and fair value of securities classified as available for sale are as follows:


                                           AS OF DECEMBER 31, 1997
------------------------------------------------------------------------------
                                               GROSS       GROSS
                              AMORTIZED   UNREALIZED   UNREALIZED        FAIR
                                   COST        GAINS       LOSSES        VALUE
------------------------------------------------------------------------------
U.S. GOVERNMENT AND
 AGENCY SECURITIES             $ 46,684      $  263         $ 58      $ 46,889
TAXABLE MUNICIPALS                3,411          63            1         3,473
TAX-EXEMPT MUNICIPALS           172,517       5,887          123       178,281
CORPORATE SECURITIES              5,975          13            2         5,986
MORTGAGE-BACKED SECURITIES       54,512         300          261        54,551
------------------------------------------------------------------------------
  SUBTOTAL                      283,099       6,526          445       289,180
EQUITY SECURITIES                 1,436          66          147         1,355
------------------------------------------------------------------------------
  Total                        $284,535      $6,592         $592      $290,535
------------------------------------------------------------------------------
------------------------------------------------------------------------------


                                           As of December 31, 1996
------------------------------------------------------------------------------
                                               Gross       Gross
                              Amortized   Unrealized   Unrealized        Fair
                                   Cost        Gains       Losses        Value
------------------------------------------------------------------------------
U.S. Government and
 agency securities             $ 59,499      $  409         $347      $ 59,561
Taxable municipals                    -           -            -             -
Tax-exempt municipals             8,101         230            -         8,331
Corporate securities              3,049           7            -         3,056
Mortgage-backed securities       63,212         382          410        63.194
------------------------------------------------------------------------------
  Subtotal                      133,861       1,028          757       134,132
Equity Securities                 1,625           1          224         1,402
------------------------------------------------------------------------------
  Total                        $135,486      $1.029         $981      $135,534
------------------------------------------------------------------------------
------------------------------------------------------------------------------

The amortized cost and fair value of the securities as of December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities in mortgage-backed securities, because certain mortgages may be called or prepaid without penalties. Therefore, these securities are not included in the maturity categories in the following maturity schedules:

MATURITY SCHEDULE OF DEBT SECURITIES AVAILABLE FOR SALE:


December 31, 1997                  Amortized Cost          Fair Value
---------------------------------------------------------------------
Less than 1 year                        $  39,542           $  39,613
1 year to 5 years                          56,597              57,679
5 years to 10 years                        48,225              49,980
Over 10 years                              84,223              87,357
Mortgage-backed securities                 54,512              54,551
---------------------------------------------------------------------
  Total                                  $283,099            $289,180
---------------------------------------------------------------------
---------------------------------------------------------------------

Securities gains and (losses) are summarized as follows:

                               1997        1996     1995
--------------------------------------------------------
Gross realized gains           $839        $134      $34
Gross realized losses           (44)        (77)     (14)
---------------------------------------------------------
  Total                        $795        $ 57      $20
---------------------------------------------------------
---------------------------------------------------------

As of December 31, 1997 and 1996, the carrying value of securities pledged as collateral for public deposits and for other purposes as required or permitted by law were $86,283 and $64,335, respectively.

During 1995, the Financial Accounting Standards Board decided to allow all enterprises to make a one-time reassessment of the classification of securities made under FAS 115, "Accounting for Certain Investments in Debt and Equity Securities". The Corporation transferred debt securities with an amortized cost of $34,987 from held-to-maturity classification to the available-for-sale classification and recorded, as a component of equity, an unrealized gain of $205, net of $128 of deferred taxes.

On March 31, 1997, the Corporation transferred $180,696 of securities classified as held to maturity to the available for sale category and recorded, as a component of equity, an unrealized gain of $71, net of $38 of deferred taxes. In accordance with the requirements of Statement of Financial Accounting Standards No. 115, these securities are now accounted for at fair value, and any unrealized gain or loss net of deferred tax effect is reflected as a separate component of shareholders' equity.

NOTE 6.  LOANS

A summary of loans as of December 31 follows:

                                            1997            1996
----------------------------------------------------------------
Real estate loans                       $527,266        $447,648
Agricultural loans                        39,300          39,003
Commercial and industrial loans          210,816         186,738
Economic development loans and
 other obligations of state and
 political subdivisions                   13,997          11,214
Consumer loans                           155,287         149,815
Direct lease financing                    13,146          12,331
Leveraged leases                           4,661               -
All other loans                            1,281           1,593
-----------------------------------------------------------------
  Total loans - gross                    965,754         848,342
Unearned income on loans                    (491)           (259)
-----------------------------------------------------------------
  Total loans - net of
   unearned income                       965,263         848,083
Allowance for loan losses                 (8,511)         (7,626)
-----------------------------------------------------------------
  Total loans - net                     $956,752        $840,457
-----------------------------------------------------------------
-----------------------------------------------------------------

The following table presents data on impaired loans at December 31, 1997, 1996, and 1995.


                                               1997        1996     1995
-------------------------------------------------------------------------
Impaired loans for which there is a
 related allowance for loan losses           $3,018      $3,337    $3,471
Impaired loans for which there is no
 related allowance for loan losses            1,035         988       404
-------------------------------------------------------------------------
  Total impaired loans                       $4,053      $4,325    $3,875
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Allowance for loan losses for
 impaired loans included in the
 allowance for loan losses                   $  810      $  487    $  610
Average recorded investment in
 impaired loans                               4,237       5,348     3,717
Interest income recognized from
 impaired loans                                 177         323       150
Cash basis interest income
 recognized from impaired loans                  62           7         8

The amount of loans serviced by the Corporation for the benefit of others is not included in the accompanying Consolidated Statements of Financial Position. The amount of unpaid principal balances of these loans were $113,907 and $97,990 as of December 31, 1997 and 1996, respectively.

The Corporation has granted a blanket collateral agreement on qualified mortgage loans to secure advances from Federal Home Loan Banks.

In the normal course of business, the subsidiary banks make loans to their executive officers and directors, and to companies and individuals affiliated with officers and directors of the banks and the Corporation. In the opinion of management, these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. The activity in these loans during 1997 is as follows:


Balance as of January 1, 1997                               $25,791
New loans                                                    48,355
Repayments                                                  (46,019)
--------------------------------------------------------------------
Balance as of December 31, 1997                             $28,127
--------------------------------------------------------------------
--------------------------------------------------------------------

NOTE 7.    LEASE FINANCING

The Corporation's leasing operations include both direct financing and leveraged leasing. The direct financing leasing activity involves the leasing of various types of office, data processing, and transportation equipment. These equipment leases have lives of three to seven years.

Under the direct financing method of accounting for leases, the total net rentals receivable under the lease contracts, initial direct costs (net of fees), and the estimated unguaranteed residual value of the leased equipment, net of unearned income, are recorded as a net investment in direct financing leases, and the unearned income on each lease is recognized each month at a constant periodic rate of return on the unrecovered investment.

The composition of the net investment in direct lease financing at December 31, 1997 is as follows:


Total minimum lease payments to be received                         $16,050
Less: estimated executory costs (property taxes, insurance,
 and maintenance), including profit thereon, included in
 the total minimum lease payments                                         -
---------------------------------------------------------------------------
Minimum lease payments receivable                                    16,050
Add estimated residual values of leased equipment                     2,800
Add initial direct costs                                                 63
(Deduct) unearned lease income                                       (5,767)
----------------------------------------------------------------------------
  Net investment in direct lease financing                           $13,146
----------------------------------------------------------------------------
----------------------------------------------------------------------------


At December 31, 1997, the minimum future lease payments due under the direct financing leases are as follows:


1997                                                                 $ 2,661
1998                                                                   2,413
1999                                                                   1,961
2000                                                                   1,597
2001                                                                   1,315
Thereafter                                                             6,103
----------------------------------------------------------------------------
  Total minimum future lease payments                                $16,050
----------------------------------------------------------------------------
----------------------------------------------------------------------------

In 1997, the Corporation's leasing subsidiary, entered into two leveraged leases with a regional air carrier for aircraft, which have an estimated economic life of 23 years, were leased for a term of 16.5 years. The equity investment in the aircraft represented 22% of the purchase price; the remaining 88% was furnished by third-party financing in the form of long-term debt with no recourse against the lessor and is secured by a first lien on the aircraft. At the end of the lease term, the aircraft will be turned back to the lessor. The residual value at that time is estimated to be 32% of the cost. For federal income tax purposes, the lessor receives the benefit of tax deductions for depreciation on the entire leased asset and for the interest on the long-term debt. Since during the early years of the lease those deductions exceed the lease rental income, excess deductions are available to offset other taxable income. In the later years of the lease, rental income will exceed the deductions which will increase taxable income. Deferred taxes are provided to reflect this reversal of tax deductions. The net investment in leveraged leases at December 31, 1997, are composed of the following elements:


Rentals receivable (net of principal and interest
 on nonrecourse debt)                                               $1,841
Estimated residual value of leased assets                            5,722
Less: unearned and deferred income                                   2,902
---------------------------------------------------------------------------
Investment in leveraged lease                                        4,661
Less: deferred taxes arising from leveraged leases                   1,011
---------------------------------------------------------------------------
Net investment in leveraged leases                                  $3,650
---------------------------------------------------------------------------
---------------------------------------------------------------------------

NOTE 8.    ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses were as follows during the three years ended December 31:


                                         1997         1996       1995
----------------------------------------------------------------------
Balance at beginning of year           $7,626       $6,544     $6,248
Allowance associated with
 acquisitions                             516          379        140
Provision charged to operations         2,071        2,852        275
Recoveries credited to allowance          869          554        739
Loans charged to allowance             (2,571)      (2,703)      (858)
----------------------------------------------------------------------
  Balance at end of year               $8,511       $7,626     $6,544
----------------------------------------------------------------------
----------------------------------------------------------------------


NOTE 9.    PREMISES AND EQUIPMENT

Premises and equipment as of December 31 consist of:


                                                     1997       1996
---------------------------------------------------------------------
Land                                              $ 2,602    $ 2,468
Buildings                                          23,923     20,822
Equipment                                          16,649     15,214
Leasehold improvements                              2,081      1,216
Construction in progress                            8,169      5,372
---------------------------------------------------------------------
  Total cost                                       53,424     45,092
Less accumulated depreciation                      20,974     19,890
---------------------------------------------------------------------
Net premises and equipment                        $32,450    $25,202
---------------------------------------------------------------------
---------------------------------------------------------------------

Construction in progress included capitalized interest of $371 and $105 as of December 31, 1997 and 1996, respectively.

(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


NOTE 10.    DEPOSITS

As of December 31, 1997, the scheduled maturities of time deposits are as follows:


1998                                                            $414,452
1999                                                              84,353
2000                                                              34,470
2001                                                               7,855
2002 and thereafter                                               19,060
-------------------------------------------------------------------------
  Total                                                         $560,190
-------------------------------------------------------------------------
-------------------------------------------------------------------------


NOTE 11.    INCOME TAXES

The components of income tax expense for the years ended December 31 follows:


                                         1997         1996       1995
----------------------------------------------------------------------
Federal:
 Current                               $5,285       $6,288     $6,412
 Deferred                                 734          228         53
----------------------------------------------------------------------
  Total                                 6,019        6,516      6,465
----------------------------------------------------------------------

State:
 Current                                1,564        1,657      1,665
 Deferred                                 256          139         31
----------------------------------------------------------------------
  Total                                 1,820        1,796      1,696
----------------------------------------------------------------------
   Total income taxes                  $7,839       $8,312     $8,161
----------------------------------------------------------------------
----------------------------------------------------------------------

The portion of the tax provision relating to realized security gains and losses amounted to $270, $19, and $7 for 1997, 1996, and 1995, respectively.

A reconciliation of income taxes in the statement of income, with the amount computed by applying the statutory rate of 35%, is as follows:


                                         1997         1996       1995
----------------------------------------------------------------------
Federal income tax computed
 at the statutory rates                $9,487       $9,054     $8,258
Adjusted for effect of:
 Nontaxable municipal interest         (2,989)      (2,126)    (1,424)
 Nondeductible expenses                   321          397        280
State income taxes, net of
 federal tax benefit                    1,178        1,152      1,105
Benefit of income taxed at
 lower rates                             (100)        (100)      (100)
Change in deferred tax asset
 valuation allowance                      (80)          52        (25)
Other differences                          22         (117)        67
-----------------------------------------------------------------------
  Total income taxes                   $7,839       $8,312     $8,161
-----------------------------------------------------------------------
-----------------------------------------------------------------------

The net deferred tax asset (liability) in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

                                                     1997       1996
---------------------------------------------------------------------
Deferred tax liability                            $(7,635)   $(3,601)
Deferred tax asset                                  3,566      2,878
Valuation allowance for deferred
  tax assets                                         (448)      (528)
---------------------------------------------------------------------
  Net deferred tax asset (liability)              $(4,517)   $(1,251)
---------------------------------------------------------------------
---------------------------------------------------------------------


The tax effects of principal temporary differences are shown in the following table:


                                                     1997       1996
---------------------------------------------------------------------

Allowance for loan losses                          $2,637     $2,138
Property acquired in settlement of loans                -         35
Direct financing and leveraged leases                 364         55
Prepaid pension costs                                (892)    (1,375)
Premises and equipment                             (4,342)    (2,167)
Unrealized gain (loss) on securities
  available for sale                               (2,362)       (18)
State net operating loss carryforwards                448        528
Other                                                  78         81
---------------------------------------------------------------------
  Net temporary differences                        (4,069)      (723)
Valuation allowance                                  (448)      (528)
---------------------------------------------------------------------
  Net deferred tax asset (liability)              $(4,517)   $(1,251)
---------------------------------------------------------------------
---------------------------------------------------------------------

NOTE 12.    SHORT-TERM BORROWINGS

Information concerning short-term borrowings as of the years ended December 31 were as follows:


                                                    1997       1996
---------------------------------------------------------------------

Federal funds purchased:
Average amount outstanding                         $42,588    $26,329
Maximum amount at any month end                     69,400     54,175
Weighted average interest rate:
  During year                                         5.67%     5.50%
  End of year                                         6.74%     6.65%

Securities sold under agreements
to repurchase:
Average amount outstanding                         $15,924    $17,448
Maximum amount at any month end                     26,146     28,153
Weighted average interest rate:
  During year                                         4.00%      4.35%
  End of year                                         3.48%      3.66%

Notes payable U.S. Treasury:
Average amount outstanding                         $ 2,064    $ 1,378
Maximum amount at any month end                      5,916      3,270
Weighted average interest rate:
  During year                                         5.36%      5.17%
  End of year                                         5.25%      5.15%

NOTE 13.    OTHER BORROWINGS

Other borrowings at December 31 consist of the following:



                                                              1997             1996
------------------------------------------------------------------------------------
Federal Home Loan Bank advances:
   Due January 2, 1997, 7.15%                             $      -          $ 1,500
   Due May 25, 1997, 6.33%                                       -            3,000
   Due January 2, 1998, 6.37%                               21,200                -
   Due January 7, 1998, 5.76%                                5,000                -
   Due January 20, 1998, 5.16%                               5,000            5,000
   Due February 20, 1998, 5.80%                                250                -
   Due June 1, 1998, 6.02%                                  10,000           10,000
   Due February 1, 1999, 5.23%                               5,000            5,000
   Due August 6, 1999, 6.03%                                 4,000                -
   Due November 1, 1999, 5.96%                               6,000                -
   Due July 25, 2000, 7.64%                                  3,000                -
   Due February 4, 2002, 7.64%                               2,000            2,000
   Due October 30, 2002, 6.14%                               6,000                -
Fixed and amortizing advances at various
   rates with final maturities ranging from
   July 2003 to March 2012.                                  1,866              988
Notes payable:
   Northern Trust Co., monthly interest
     payments through May 1997, monthly
     principal payments of $83 plus interest
     beginning June 30, 1997 through
     April 30, 2003 with a final balloon
     payment of $9,083 due May 30, 2003,
     8.10%.                                                 14,417           15,000
   Norlease, Inc., quarterly interest payments
     of $68 through July 27, 1997, quarterly
     principal and interest payments of $111
     through July 27, 2002, final balloon
     payment due July 27, 2002, 7.74%,
     collateralized by equipment.                            3,457            3,500
   Cole-Taylor Bank, quarterly principal and
     interest payments of $63 through June 30,
     1999, final balloon payment due June 30,
     1999, 8.50% and 8.25%, respectively,
     collateralized by bank stock.                           1,016            1,266
   Norlease, Inc., monthly principal and
     interest payments of $16 through
     June 30, 2003, final balloon payment
     due June 30, 2003, 8.61%,
     collateralized by equipment.                            1,196            1,285
   Norlease, Inc., installment notes maturing
     on various dates through 2003 at
     interest rates ranging from 6.29% to
     8.16%, collateralized by equipment.                     3,171            3,184
   Norlease, Inc., quarterly principal and
     interest beginning June 30, 1997,
     payments through March 30, 2003,
     7.87%, collateralized by an investment
     in a leveraged lease.                                   1,756                -
   Norlease, Inc., monthly principal
     payments beginning January 30, 1997
     through January 30, 2003, 7.94%,
     collateralized by an investment
     in a leveraged lease.                                   1,722                -
   Other                                                       150              237
-------------------------------------------------------------------------------------
                                                           $96,201          $51,960
-------------------------------------------------------------------------------------


The Federal Home Loan Bank advances are collateralized by a blanket collateral agreement on qualified mortgage loans.

The terms of the loan agreement with Northern Trust Company require the Corporation to maintain certain financial ratios and comply with certain restrictions. These include, maintenance of minimum consolidated capital levels, limits on debt and guarantees of debt by the Corporation, restrictions on the ratio of consolidated non-performing assets to total loans and of the consolidated allowance for loan and lease losses to total non-performing loans, and certain other restrictions. Management believes the Corporation has complied with all of the covenants of this loan agreement.

Aggregate maturities required on other borrowings at December 31, 1997 are due in future years as follows:


1998                     $45,228
1999                      19,060
2000                       5,757
2001                       2,127
2002                      12,581
Later years               11,448
----------------------------------
                         $96,201


Note 14.    Capital Ratios

The Corporation and its subsidiary banks are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a materially adverse effect on the Corporation's financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, a bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and subsidiary banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Corporation and its subsidiary banks met all capital adequacy requirements to which they were subject.

As of December 31, 1997, the most recent notification from the federal and state regulatory agencies categorized each of the subsidiary banks as well capitalized under the regulatory framework for prompt corrective action. The banks must maintain the minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the categorization of any of the subsidiary banks.

The following table presents the actual capital amounts and ratios for the Corporation and its bank subsidiaries which have assets in excess of ten percent of consolidated assets:

(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


NOTE 14. CAPITAL RATIOS, CONTINUED



                                                                                                           TO BE WELL
                                                                               MINIMUM RATIOS          CAPITALIZED UNDER
                                                                                 FOR CAPITAL           PROMPT CORRECTIVE
                                                           ACTUAL             ADEQUACY PURPOSES:       ACTION PROVISIONS:
----------------------------------------------------------------------------------------------------------------------------
                                                      AMOUNT      RATIO        AMOUNT     RATIO          AMOUNT     RATIO
----------------------------------------------------------------------------------------------------------------------------
As of December 31, 1997:
  Total Capital (to Risk Weighted Assets)
    Consolidated                                     $141,666      14.58%      $77,745     8.0%          $97,181     10.0%
    National City Bank                                 41,916      11.28%       29,720     8.0%           37,150     10.0%

Tier I Capital (to Risk Weighted Assets)
    Consolidated                                     $131,155      13.70%      $38,873     4.0%          $58,309      6.0%
    National City Bank                                 40,244      10.83%       14,860     4.0%           22,290      6.0%

Tier I Capital (to Average Assets)
    Consolidated                                     $133,155       9.83%      $54,199     4.0%          $67,749      5.0%
    National City Bank                                 40,244       8.22%       19,590     4.0%           24,489      5.0%




                                                                                                           TO BE WELL
                                                                               MINIMUM RATIOS          CAPITALIZED UNDER
                                                                                 FOR CAPITAL           PROMPT CORRECTIVE
                                                           ACTUAL             ADEQUACY PURPOSES:       ACTION PROVISIONS:
----------------------------------------------------------------------------------------------------------------------------
                                                      AMOUNT      RATIO        AMOUNT     RATIO          AMOUNT     RATIO
----------------------------------------------------------------------------------------------------------------------------

As of December 31, 1996:
  Total Capital (to Risk Weighted Assets)
    Consolidated                                     $138,344      16.12%       $68,677    8.0%          $85,846     10.0%
    National City Bank                                 36,519      11.88%        24,597    8.0%           30,747     10.0%
    Lincolnland Bank                                   11,836      13.33%         7,101    8.0%            8,876     10.0%

Tier I Capital (to Risk Weighted Assets)
    Consolidated                                     $130,718      15.23%       $34,339    4.0%          $51,508      6.0%
    National City Bank                                 35,235      11.46%        12,299    4.0%           18,448      6.0%
    Lincolnland Bank                                   10,726      12.08%         3,551    4.0%            5,326      6.0%

Tier I Capital (to Average Assets)
    Consolidated                                     $130,718      10.59%       $49.379    4.0%          $61,724      5.0%
    National City Bank                                 35,235       8.55%        16,484    4.0%           20,605      5.0%
    Lincolnland Bank                                   10,726       8.98%         4,776    4.0%            5,970      5.0%


Note 15.    Incentive Stock Option Plan

In 1995, the Corporation's board of directors approved a fixed Incentive Stock Option Plan (Plan) which was approved by shareholders in 1996. The Plan currently reserves 554,523 shares of common stock for issuance upon the exercise of options granted as incentive awards to key employees of the Corporation. Awards may be incentive stock options or non-qualified stock options. All options granted under the Plan are required to be exercised within ten years of the date granted. The exercise price of options granted under the Plan cannot be less than the fair market value of the common stock on the date of grant.

Grants under the Plan are accounted for following APB Opinion No. 25 and related Interpretations. Accordingly, no compensation cost has been recognized for grants under the Plan. Compensation expense of $234, $54, and $0 was recognized for tax purposes in 1997, 1996, and 1995, respectively.
Had compensation cost for the Plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123), reported net income and earnings per common share would have been reduced to the pro forma amounts shown below.


---------------------------------------------------------------------
Net income:
   As reported               $19,302           $17,595        $15,474
   Pro forma                  18,285            16,835         15,353

Earnings per share:
   Basic
     As reported             $1.72             $1.54           $1.33
     Pro forma                1.63              1.47            1.33
   Diluted
     As reported             $1.69             $1.54           $1.33
     Pro forma                1.60              1.47            1.32


A summary of the status of the Plan, adjusted for all stock dividends and the stock split in 1996, as of December 31, 1997 and 1996, and changes during the years ending on those dates is presented below:



                                                          1997                       1996                       1995
------------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED AVERAGE           Weighted Average           Weighted Average
                                                 SHARES   EXERCISE PRICE    Shares   Exercise Price   Shares    Exercise Price
------------------------------------------------------------------------------------------------------------------------------
Options outstanding, beginning of the year       375,261          $20.79    289,406          $19.11         -                -
Options granted                                  112,350           41.90     97,020           25.62   289,406           $19.11
Options exercised                                 29,635           19.11     11,165           19.11         -                -
Option forfeited                                   6,615           25.62          -               -         -                -
------------------------------------------------------------------------------------------------------------------------------
Options outstanding, end of year                 451,361          $26.09    375,261          $20.79   289,406           $19.11
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Options exercisable                              285,005          $21.17    170,229          $19.11         -                -
Weighted-average fair value of options granted
  during the year                                         $14.72                     $7.94                      $5.65

The following table summarizes information about stock options outstanding at December 31, 1997.


            Options Outstanding                  Options Exercisable
--------------------------------------------------------------------
                             Weighted Average
Exercise          Number            Remaining                 Number
   Price     Outstanding     Contractual Life            Exercisable
--------------------------------------------------------------------
  $19.11         248,606                  7.8                194,600
   25.62          90,405                  8.8                 90,405
   41.90         112,350                  9.8                      -
--------------------------------------------------------------------
                 451,361                  8.5                285,005
--------------------------------------------------------------------
--------------------------------------------------------------------

Generally accepted accounting principles provide for the use of the Black-Scholes option pricing model to estimate the fair value of options which have no vesting restrictions. This model requires the use of subjective assumptions, including expected stock price volatility. As a result, management believes the Black-Scholes valuation model may not necessarily provide the best single measure of option value.

The fair value of the stock options granted under the Plan has been estimated using the Black-Scholes option pricing model with the following weighted average assumptions.



                                              1997         1996         1995
------------------------------------------------------------------------------
Number of options granted                    112,350      97,020       289,406
Risk-free interest rate                         5.86%       6.42%         6.08%
Expected life, in years                           10          10            10
Expected volatility                            21.50%      16.41%        14.65%
Expected dividend yield                         1.71%       2.10%         1.99%
Estimated fair value per option               $14.72       $7.94         $5.65


Note 16.    Disclosures About Fair Value of Financial Instruments

The following table reflects a comparison of the carrying amounts and fair values of financial instruments of the Corporation and its subsidiary banks at December 31:



                                                 1997                            1996
-----------------------------------------------------------------------------------------------
                                       CARRYING            FAIR        Carrying            Fair
                                         AMOUNT           VALUE          Amount           Value
-----------------------------------------------------------------------------------------------
Assets:
  Cash and short-term
   investments                       $   53,018      $   53,018        $ 49,616        $ 49,616
  Securities                            302,245         302,245         305,962         308,104
  Loans - net of
   allowance                            938,945         961,086         828,126         837,827
  Accrued interest
   receivable                            14,179          14,179          13,459          13,459
Liabilities:
  Deposits                            1,040,434       1,047,798         981,507         981,390
  Short-term borrowings                  76,917          76,917          67,615          67,615
  Other borrowings                       96,201          94,179          51,960          49,651
  Accrued interest
   payable                                5,114           5,114           4,799           4,799

The above fair value information was derived using the information described below for the groups of instruments listed. It should be noted the fair values disclosed in this table do not represent market values of all assets and liabilities of the Corporation and, thus, should not be interpreted to represent a market or liquidation value for the Corporation. In addition, the carrying value for loans above differs from that reported elsewhere due to the exclusion of leases receivable of $17,807 and $12,331 in 1997 and 1996, respectively.

CASH AND SHORT-TERM INVESTMENTS

Cash and short-term investments include cash and due from banks, short-term money market investments, interest-bearing deposits in banks, and federal funds sold. For cash and short-term investments, the carrying amount is a reasonable estimate of fair value.

SECURITIES

For securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is

(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


NOTE 16.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

estimated using quoted market prices for similar securities. Fair values for nonmarketable equity securities are equal to cost as there is no readily determinable fair value. Carrying amount of accrued interest receivable approximates fair value.

LOANS

For certain homogeneous categories of loans, such as some residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Carrying amount of accrued interest receivable approximates fair value.

DEPOSITS

The fair value of demand deposits, savings accounts, money market deposits, and variable rate certificates of deposit is the amount payable on demand at the reporting date. The fair value of other time deposits is estimated using the rates currently offered for deposits of similar remaining maturities. Carrying amount of accrued interest payable approximates fair value.

SHORT-TERM DEBT

Rates currently available to the Corporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. These instruments adjust on a periodic basis and thus the carrying amount represents fair value. Carrying amount of accrued interest payable approximates fair value.

LONG-TERM DEBT

Rates currently available for debt with similar terms and maturities are used to estimate fair value of existing debt. Carrying amount of accrued interest payable approximates fair value.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.
Because all commitments and standby letters of credit reflect current fees and interest rates, no unrealized gains or losses are reflected in the summary of fair values.

NOTE 17.    COMMITMENTS, CONTINGENCIES, AND CREDIT RISK

Most of the business activity of the Corporation and its subsidiaries is conducted with customers located in the immediate geographical area of their offices. These areas are comprised of Southwestern Indiana, Kentucky, and Southeastern Illinois. The Corporation maintains a diversified loan portfolio which contains no concentration of credit risk from borrowers engaged in the same or similar industries exceeding 10% of total loans.

The Corporation and its subsidiaries evaluate each credit request of their customers in accordance with established lending policies. Based on these evaluations and the underlying policies, the amount of required collateral (if any) is established. Collateral held varies but may include negotiable instruments, accounts receivable, inventory, property, plant and equipment, income producing properties, residential real estate, and vehicles. The lenders' access to these collateral items is generally established through the maintenance of recorded liens or, in the case of negotiable instruments, possession.

The Corporation and its subsidiaries are parties to legal actions which arise in the normal course of their business activities. In the opinion of management, the ultimate resolution of these matters is not expected to have a materially adverse effect on the financial position or on the results of operations of the Corporation and its subsidiaries.

The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contractual or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

The Corporation's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for other on-balance sheet instruments. Financial instruments whose contract amounts represent credit risk at December 31, 1997 follows:


                                                                             RANGE OF RATES
                              VARIABLE RATE     FIXED RATE       TOTAL        ON FIXED RATE
                              COMMITMENT         COMMITMENT    COMMITMENT      COMMITMENTS
----------------------------------------------------------------------------------------------
Commitments
  to extend credit              $109,802         $57,385        $167,187       5.40%-20.00%
Standby letters
  of credit                          -               -            13,518             -


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit written are conditional commitments issued by the banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Corporation does not engage in the use of interest rate swaps, futures, forwards, or option contracts.

NOTE 18.    DIVIDEND REINVESTMENT PLAN

The Corporation established a Dividend Reinvestment Plan for its shareholders in 1989. The plan provides participating shareholders a method of investing their cash dividends in the Corporation's common stock without payment of any brokerage commission, service charge, or other expense. In addition, participating shareholders may also invest up to $10,000 per calendar quarter in the Corporation's common stock through the optional cash payment feature of the plan.

The plan permits the issuance of previously authorized and unissued shares or the repurchase of outstanding shares for reissuance. As of December 31, 1997, 48,925 shares of authorized but unissued common stock were reserved for plan requirements.

NOTE 19.    EMPLOYEE RETIREMENT PLANS

The Corporation maintained a noncontributory pension plan in which substantially all full-time employees were eligible to participate upon the completion of one year of service. No contribution or funding by the Corporation was required in any of the years reported here. The assets of the pension plan primarily consist of corporate obligations and equity securities. The plan does not hold any equity securities of the Corporation. The plan was curtailed effective December 31, 1997.

In establishing the amounts reflected in the financial statements, the following significant assumption rates were used:

                                              1997        1996          1995
------------------------------------------------------------------------------
Discount rate                                 7.5%         7.5%         7.5%
Increase in compensation rate                 5.0%         5.0%         5.0%
Expected long-term rate of return             9.0%         9.0%         9.0%


The following summary reflects the plan's funded status and the amounts reflected on the Corporation's financial statements. Actuarial present values of benefit obligations at December 31 are:


                                                   1997                 1996               1995
--------------------------------------------------------------------------------------------------------
Accumulated benefit obligation
  including vested benefits of
  $5,309, $3,899, and $11,350
  in 1997, 1996, and 1995                      $(11,350)              $(6,005)           $(4,420)
Effects of projected future
  compensation levels                             N/A                  (2,647)            (2,000)
--------------------------------------------------------------------------------------------------------
Projected benefit obligation
  for service rendered to date                  (11,350)               (8,652)            (6,420)
Plan assets at fair value                        13,550                12,400             10,856
--------------------------------------------------------------------------------------------------------
Plan assets in excess of
  projected benefit obligation                    2,200                 3,748              4,436
Unrecognized net loss (gain)
  from past experience
  different from that assumed
  and effects of changes in
  assumptions                                        -                    170               (494)
Prior service cost not yet
  recognized in net periodic
  pension cost                                       -                   (261)              (108)
Unrecognized net asset at
  January 1, 1987, being
  recognized over 11.11
  years from that date                               -                   (259)              (347)
--------------------------------------------------------------------------------------------------------
   Prepaid pension cost
     included in other assets                  $  2,200               $ 3,398           $  3,487
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------


Net periodic pension cost (credit) included the following components for the years ended December 31:


                                                      1997              1996            1995
------------------------------------------------------------------------------------------------
Service cost - benefits
  earned during the period                            $  836           $  812          $  618
Interest cost on projected
  benefit obligation                                     633              590             456
Return on assets                                      (1,911)          (1,300)         (2,789)
Net amortization and deferral                            574              (13)          1,758
Curtailment effect                                     1,066                -               -
------------------------------------------------------------------------------------------------
 Net periodic pension
   cost (credit)                                      $1,198           $   89           $  43
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------


The Corporation also maintains a savings and profit-sharing plan for substantially all full-time employees who have completed one year of service. Employees may voluntarily contribute to the plan. The Corporation's contribution to the plan, which is subject to the discretion of the Board of Directors, cannot exceed 7% of the net income before income taxes. Corporate contributions were $1,563, $1,441, and $1,414 during 1997, 1996, and 1995, respectively.


United Financial Bancorp, Inc. had a Stock Option Plan and a Management Recognition and Retention Plan for its directors and officers. The cost of the shares awarded under the retention plan was amortized using an accelerated method over vesting periods. These plans were terminated when the Corporation acquired this subsidiary.

(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)



NOTE 19.  EMPLOYEE RETIREMENT PLANS, CONTINUED

As the result of previous mergers and subsequent amendment of the Corporation's pension and profit-sharing plans to include employees of the other subsidiaries, retirement plans previously maintained by those subsidiaries have been terminated or frozen.

The plans have been amended to comply with requirements of the Employee Retirement Income Security Act of 1974 and the Tax Reform Act of 1986.

NOTE 20.    UNAUDITED INTERIM FINANCIAL DATA

The following table reflects summarized quarterly data for the periods described (unaudited):


                                                                    1997
------------------------------------------------------------------------------------------------------
                                        December        September           June            March
                                              31               30             30               31
------------------------------------------------------------------------------------------------------
Interest income                         $26,324            $26,204         $25,181         $23,971
Interest expense                         12,148             12,114          11,420          10,566
------------------------------------------------------------------------------------------------------
  Net interest income                    14,176             14,090          13,761          13,405
Provision for loan losses                   656                731             273             411
Noninterest income                        2,793              2,640           2,500           2,592
Noninterest expense                      10,758              8,834           8,657           8,497
------------------------------------------------------------------------------------------------------
Income before income taxes                5,555              7,165           7,331           7,089
Provision for income taxes                1,264              2,176           2,199           2,199
------------------------------------------------------------------------------------------------------
  Net income                            $ 4,291            $ 4,989         $ 5,132         $ 4,890
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Earnings per share - Basic              $  0.38            $  0.44         $  0.46         $  0.44
Earnings per share - Diluted               0.38               0.43            0.45            0.43



                                                                    1996
------------------------------------------------------------------------------------------------------
                                        December        September           June            March
                                              31               30             30               31
------------------------------------------------------------------------------------------------------
Interest income                         $23,997            $23,357         $22,622         $22,475
Interest expense                         10,514             10,137           9,928           9,866
------------------------------------------------------------------------------------------------------
  Net interest income                    13,483             13,220          12,694          12,609
Provision for loan losses                 1,822                386             266             378
Noninterest income                        2,705              2,208           2,060           1,880
Noninterest expense                       8,340              8,548           7,617           7,595
------------------------------------------------------------------------------------------------------
Income before income taxes                6,026              6,494           6,871           6,516
Provision for income taxes                1,717              2,119           2,262           2,214
------------------------------------------------------------------------------------------------------
  Net income                            $ 4,309            $ 4,375         $ 4,609         $ 4,302
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

Earnings per share - Basic              $  0.38            $  0.38         $  0.40         $  0.38
Earnings per share - Diluted               0.38               0.38            0.40            0.38


NOTE 21.    SUBSEQUENT EVENTS

The Corporation's subsidiary, First Kentucky Bank, purchased the former Mayfield, Kentucky, Branch Office of Republic Bank & Trust Company on January 8, 1998. First Kentucky assumed $65,639 in deposit liabilities in consideration of a deposit premium of $4,601. First Kentucky also purchased the office facility and certain loans of the Branch.

On December 1, 1997, the Corporation entered into a definitive agreement to purchase 100% of the common stock of Vernois Bancshares, Inc. in a cash transaction. As of December 31, 1997, Vernois Bancshares, Inc.'s wholly-owned subsidiary, Bank of Illinois in Mt. Vernon, had assets of $163,450 and equity of $13,040. The transaction will be accounted for as a purchase, and the excess of cost over the fair value of net assets acquired of approximately $15,000 will be amortized over 25 years using the straight-line method. The transaction was consummated in March 1998.

On February 12, 1998, the Corporation entered into a definitive agreement to acquire Trigg Bancorp, Inc. in a transaction to be accounted for as a pooling of interests. The Corporation issued 736,278 shares of its common stock for all outstanding shares of Trigg Bancorp. Trigg Bancorp is the parent of the Trigg County Farmers Bank, Cadiz, Kentucky. As of December 31, 1997, Trigg County Farmers Bank had assets of $96,371, deposits of $72,296, and equity of $8,122. The transaction was consummated on August 31, 1998.

On March 9, 1998, the Corporation entered into a definitive agreement to acquire Community First Financial, Inc., Maysville, Kentucky, in a transaction to be accounted for as a pooling of interests. The Corporation issued 1,441,762 shares of its common stock for all outstanding shares of Community First Financial, Inc. Community First Financial, Inc., is the parent of Community First Bank, N.A., Maysville, Kentucky, and Community First Bank of Kentucky, Warsaw, Kentucky. As of December 31, 1997, the two banks had total assets of $130,226, total deposits of $114,420, and total equity of $12,781. The transaction was consummated on August 31, 1998.

On May 21, 1998, the Corporation entered into a definitive agreement to acquire 1st Bancorp Vienna, Inc., in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 289,000 shares of its common stock for all of the outstanding shares of 1st Bancorp Vienna. 1st Bancorp Vienna is the parent of First State Bank of Vienna, Vienna, Illinois. As of December 31, 1997, First State Bank had total assets of $38,670, deposits of $33,377, and equity of $4,833. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the third or fourth quarter of 1998.

On May 22, 1998, the Corporation entered into a definitive agreement to acquire Princeton Federal Bank, fsb, in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 201,000 shares of its common stock for all of the outstanding shares of Princeton Federal. Princeton Federal Bank, fsb, is the parent of Princeton Federal Bank, Princeton, Kentucky. As of September 30, 1997, Princeton Federal had total assets of $31,711, deposits of $22,373, and equity of $4,232. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the third or fourth quarter of 1998.

On June 30, 1998, the Corporation entered into a definitive agreement to acquire Commonwealth Commercial Corporation, in a transaction to be accounted for as a pooling of interests.

The Corporation will issue approximately 209,000 shares of its common stock for all of the outstanding shares of Commonwealth Commercial Corporation. Commonwealth Commercial Corporation is the parent of Bank of Crittenden, Crittenden, Kentucky. As of December 31, 1997, Bank of Crittenden had total assets of $25,286, deposits of $21,437, and equity of $2,528. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the fourth quarter of 1998.

On July 9, 1998, the Corporation entered into a definitive agreement to acquire Downstate Banking Co., in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 113,100 shares of its common stock for all of the outstanding shares of Downstate Banking Co. Downstate Banking Co. is the parent of the Downstate National Bank, Brookport, Illinois. As of December 31, 1997, the Downstate National Bank had total assets of $21,983, deposits of $19,773, and equity of $2,049. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the fourth quarter of 1998.

On July 14, 1998, the Corporation entered into a definitive agreement to acquire Progressive Bancshares, Inc., in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 975,700 shares of its common stock for all of the outstanding shares of Progressive Bancshares, Inc. Progressive Bancshares, Inc., is the parent of The Progressive Bank, National Association, which has four offices in Lexington, Lawrenceburg and Owingsville, Kentucky. As of December 31, 1997, the Progressive Bank had total assets of $144,203, deposits of $123,296, and equity of $11,104. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the fourth quarter of 1998.

On April 21, 1998, the Corporation entered into a definitive agreement to acquire Hoosier Hills Financial Corporation ("HHFC"), the holding company for The Ripley County Bank ("RCB), an Indiana banking corporation, which has offices in Milan, Osgood and Versailles, Indiana. The agreement relates to the acquisition of HHFC in a merger transaction in which approximately 730,000 shares of the Corporation's common stock (subject to increase under certain circumstances, at the Corporation's election) would be issued. As of December 31, 1997, RCB had total assets of $109 million, net loans of $86.4 million, total deposits of $85.7 million and total shareholders' equity of $7.0 million. The acquisition is subject to the approval of the shareholders of HHFC and the Federal Reserve. The acquisition is expected to qualify for the pooling of interests method of accounting. The parties expect to close the merger in the fourth quarter of 1998.

NOTE 22.    FINANCIAL INFORMATION OF PARENT COMPANY

The principal source of income for National City Bancshares, Inc. is dividends from its subsidiary banks. Banking regulations impose restrictions on the ability of subsidiaries to pay dividends to the Corporation. The amount of dividends that could be paid is further restricted by management to maintain prudent capital levels.

Condensed financial data for National City Bancshares, Inc. (parent company only) follows:



CONDENSED STATEMENTS OF FINANCIAL POSITION


                                                       1997             1996
------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                            $  4,947         $ 13,260
Investment in subsidiaries                            149,747          123,514
Securities available for sale                             151              281
Nonmarketable equity securities                           388              548
Note receivable                                           243              300
Property and equipment                                  1,021              955
Deferred income taxes                                       -               37
Other assets                                            3,923            2,200
------------------------------------------------------------------------------
TOTAL ASSETS                                         $160,420         $141,095
------------------------------------------------------------------------------
------------------------------------------------------------------------------

LIABILITIES
Other borrowings                                     $    136         $    215
Dividends payable                                       1,931            1,698
Deferred income taxes                                     859                -
Other liabilities                                         819              673
------------------------------------------------------------------------------
   Total liabilities                                    3,745            2,586
------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Common stock                                           11,300           10,803
Capital surplus                                        80,715           58,621
Retained earnings                                      60,997           69,054
Unrealized gain (loss) on securities
  available for sale                                    3,663               31
------------------------------------------------------------------------------
    Total shareholders' equity                        156,675          138,509
------------------------------------------------------------------------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                 $160,420         $141,095
------------------------------------------------------------------------------
------------------------------------------------------------------------------


CONDENSED STATEMENTS OF INCOME

                                          1997            1996            1995
------------------------------------------------------------------------------
Dividends from subsidiaries            $20,560         $32,900         $12,496
Other income                             5,380           3,456           2,662
------------------------------------------------------------------------------
    Total income                        25,940          36,356          15,158
------------------------------------------------------------------------------
Interest expense                            10               6               -
Other expenses                           6,776           3,710           3,258
------------------------------------------------------------------------------
    Total expenses                       6,786           3,716           3,258
------------------------------------------------------------------------------
Income before income taxes
  and equity in undistributed
  earnings of subsidiaries              19,154          32,640          11,900
Income tax benefit                        (503)            (20)           (274)
-------------------------------------------------------------------------------
Income before equity in undistributed
  earnings of subsidiaries              19,657          32,660          12,174
Equity in undistributed earnings
  of subsidiaries                         (355)        (15,065)          3,300
------------------------------------------------------------------------------
Net income                             $19,302         $17,595         $15,474
------------------------------------------------------------------------------
------------------------------------------------------------------------------


CONDENSED STATEMENTS OF CASH FLOWS

                                          1997            1996            1995
------------------------------------------------------------------------------
CASH FLOWS FROM
OPERATING ACTIVITIES
Net income                             $19,302         $17,595         $15,474
Adjustments to reconcile net
  income to net cash provided by
  operating activities:
    Depreciation and amortization          517             482             451
    Undistributed earnings of
      subsidiaries                         355          15,065          (3,300)
    Securities losses (gains)             (479)              1             (18)
    Increase (decrease) in deferred
      taxes                                847             (38)            (64)
Changes in assets and liabilities:
  (Increase) decrease in other assets   (2,045)           (113)           (207)
  Increase (decrease) in other
    liabilities                            146              (3)            191
------------------------------------------------------------------------------
    Net cash flows provided by
      operating activities              18,643          32,989          12,527
------------------------------------------------------------------------------
CASH FLOWS FROM
INVESTING ACTIVITIES
Proceeds from maturities of
  securities available for sale              -             434             250
Proceeds from sales of securities
  available for sale                       923               -             118
Proceeds from sales of
  nonmarketable equity securities          804               -               -
Purchase of securities
  available for sale                      (650)              -            (340)
Purchase of nonmarketable
  equity securities                       (185)            (11)           (537)
(Disbursements) and repayments
  on notes receivable                       57             381            (381)
Capital expenditures                      (459)           (555)           (446)
Proceeds from sale of premises
  and equipment                             17               -               -
Investment in subsidiaries              (6,947)        (13,817)         (1,002)
(Increase) decrease in securities
  purchased under agreements to resell       -          10,000          (6,900)
------------------------------------------------------------------------------
    Net cash flows provided by
      (used in) investing activities    (6,440)         (3,568)         (9,238)
------------------------------------------------------------------------------
CASH FLOWS FROM
FINANCING ACTIVITIES
Dividends paid                          (6,509)         (5,589)         (3,957)
Proceeds from other borrowings               -             244               -
Payments on other borrowings               (79)            (29)              -
Repurchase of common stock             (16,198)        (12,890)           (863)
Sale of common stock                     1,705           1,653           1,036
Proceeds from exercise of stock options    565             213               -
------------------------------------------------------------------------------
    Net cash flows (used in)
      financing activities             (20,516)        (16,398)         (3,784)
------------------------------------------------------------------------------
Net increase (decrease) in
  cash and cash equivalents             (8,313)         13,023            (495)
Cash and cash equivalents
  at beginning of year                  13,260             237             732
------------------------------------------------------------------------------
Cash and cash equivalents
  at end of year                       $ 4,947         $13,260         $   237
------------------------------------------------------------------------------
------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE
OF NONCASH INVESTING
ACTIVITIES
Change in unrealized gain (loss) on
  securities available for sale, net   $ 3,632         $  (459)        $ 3,436
Common stock issued in
  acquisition of subsidiary             15,949               -           2,442